Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE ANNOUNCES FIRST QUARTER RESULTS
Net Sales of $1.0 Billion with 3.5% Year-Over-Year Growth; Acquired Strategic SaaS Capabilities

GREENVILLE, SC -- November 12, 2019 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the first quarter ended September 30, 2019.

	Quarter ended September 30,
	2019	2018	Change
	(in millions, except per share data)
Net sales	$1,006.9	$972.9	3%
Non-GAAP net sales, excluding Planned Divestitures(1)	851.4	813.3	5%
Operating income	18.6	21.4	(13)%
Non-GAAP operating income(1) (2)	27.5	32.7	(16)%
GAAP net income	11.5	14.3	(19)%
Non-GAAP net income(1) (2)	18.5	22.9	(19)%
GAAP diluted EPS	$0.45	$0.56	(20)%
Non-GAAP diluted EPS(1) (2)	$0.72	$0.89	(19)%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.
(2) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, the impact of Planned Divestitures and other non-GAAP items. A reconciliation of non-GAAP to GAAP financial information is presented below.

“For the quarter, we are pleased to deliver 3.5% year-over-year sales growth,” said Mike Baur, Chairman and CEO, ScanSource, Inc.“With our acquisition of intY, we added strategic SaaS capabilities to meet strong customer demand for software. We became a Microsoft cloud solution provider, which allows our channel partners access to Office 365, Azure, and Teams.”

Quarterly Results
Net sales for the first quarter of fiscal year 2020 increased 3.5% year-over-year to $1.0 billion, driven primarily by growth across key technologies in North America. Operating income for the first quarter decreased to $18.6 million year-over-year and non-GAAP operating income decreased to $27.5 million from the prior-year quarter, primarily from investments in our business for future growth.

On a GAAP basis, net income for the first quarter of fiscal year 2020 totaled $11.5 million, or $0.45 per diluted share, compared with net income of $14.3 million, or $0.56 per diluted share, for the prior-year quarter. GAAP diluted EPS included a higher than expected expense for the change in fair value of contingent consideration for Intelisys as a result of better than expected actual results. Non-GAAP net income totaled $18.5 million, or $0.72 per diluted share, compared to $22.9 million, or $0.89 per diluted share, for the prior-year quarter. Non-GAAP diluted EPS was near the midpoint of the forecast range.

Acquisition of intY
On July 1, 2019, ScanSource announced and closed the acquisition of intY and its award-winning CASCADE cloud services distribution platform. As an additional element of ScanSource’s cloud and digital strategy, intY’s CASCADE solution provides

Exhibit 99.1

ScanSource channel partners with another route-to-market to enable key strategic cloud services, including Microsoft, Symantec, and Acronis.
Plan to Divest Certain Businesses Outside of US, Canada and Brazil
On August 20, 2019, ScanSource announced plans to divest its physical products distribution businesses outside of the United States, Canada and Brazil. ScanSource will continue to operate and invest in its digital distribution business in these geographies. These plans are part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. During the quarter, the Company began a process to market and sell the Planned Divestitures. There can be no assurance that this sale process will result in a transaction or regarding the timing of any transaction. The Planned Divestitures, comprised of physical product businesses in Europe, UK, Mexico, Colombia, Chile, Peru and the Miami-based export operations, had net sales of $156 million for the first quarter fiscal year 2020 and at September 30, 2019 had working capital of $180 million.
Forecast for Next Quarter
For the second quarter of fiscal year 2020, ScanSource expects GAAP net sales to range from $1.03 billion to $1.09 billion and non-GAAP net sales excluding the Planned Divestitures to range from $880 million to $940 million. For the second quarter of fiscal year 2020, ScanSource expects diluted earnings per share to range from $0.54 to $0.59 and non-GAAP diluted earnings per share to range from $0.80 to $0.85. Non-GAAP diluted earnings per share exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, the impact of Planned Divestitures and other non-GAAP items.
Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and outlook in a conference call today, November 12, 2019, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be assessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement

This press release contains “forward-looking” statements, including the forecast of sales and earnings per share for next quarter and the Planned Divestitures, that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, the impact of tax reform laws, the failure of acquisitions to meet the Company's expectations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and vendors, termination of the Company's relationship with key vendors or a significant modification of the terms under which it operates with a key vendor, the decline in demand for the products and services that the Company provides, reduced prices for the products and services that the Company provides due both to competitor and customer action, the Company's ability to find a buyer for the Planned Divestitures on acceptable terms or to otherwise dispose of the operations, changes in the Company's operating strategy and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2019, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding Planned Divestitures and acquisitions ("organic sales"): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from Planned Divestitures, as well as acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impact of Planned Divestitures and other non-GAAP adjustments. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2019 Best Places to Work in South Carolina and on FORTUNE magazine’s 2019 List of World’s Most Admired Companies. ScanSource ranks #643 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2019	June 30, 2019*
Assets
Current assets:
Cash and cash equivalents	$25,877	$23,818
Accounts receivable, less allowance of $37,083 at September 30, 2019 and $38,849 at June 30, 2019	706,428	654,983
Inventories	715,224	697,343
Prepaid expenses and other current assets	101,608	101,171
Total current assets	1,549,137	1,477,315
Property and equipment, net	63,309	63,363
Goodwill	364,867	319,538
Identifiable intangible assets, net	122,217	127,939
Deferred income taxes	24,033	24,724
Other non-current assets	94,962	54,382
Total assets	$2,218,525	$2,067,261

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$656,150	$558,101
Accrued expenses and other current liabilities	99,021	91,407
Current portion of contingent consideration	38,531	38,393
Income taxes payable	6,657	4,310
Short-term borrowings	—	4,590
Current portion of long-term debt	5,026	4,085
Total current liabilities	805,385	700,886
Deferred income taxes	1,257	1,395
Long-term debt, net of current portion	148,800	151,014
Borrowings under revolving credit facility	216,504	200,817
Long-term portion of contingent consideration	41,866	39,532
Other long-term liabilities	98,962	59,488
Total liabilities	1,312,774	1,153,132
Shareholders' equity:
Common stock	60,089	64,287
Retained earnings	951,460	939,930
Accumulated other comprehensive income (loss)	(105,798)	(90,088)
Total shareholders' equity	905,751	914,129
Total liabilities and shareholders' equity	$2,218,525	$2,067,261

*	Derived from audited financial statements.

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2019	2018
Net sales	$1,006,927	$972,900
Cost of goods sold	894,828	860,685
Gross profit	112,099	112,215
Selling, general and administrative expenses	82,512	77,931
Depreciation expense	3,548	3,265
Intangible amortization expense	4,962	5,003
Change in fair value of contingent consideration	2,472	4,584
Operating income	18,605	21,432
Interest expense	3,792	2,627
Interest income	(800)	(451)
Other expense, net	32	32
Income before income taxes	15,581	19,224
Provision for income taxes	4,051	4,902
Net income	$11,530	$14,322
Per share data:
Net income per common share, basic	$0.45	$0.56
Weighted-average shares outstanding, basic	25,539	25,599

Net income per common share, diluted	$0.45	$0.56
Weighted-average shares outstanding, diluted	25,617	25,755

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended September 30,
	2019	2018	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$697,791	$655,113	6.5%
Planned Divestitures	(116,603)	(118,366)
Non-GAAP net sales, excluding Planned Divestitures	581,188	536,747	8.3%
Foreign exchange impact(a)	95	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$581,283	$536,747	8.3%

Worldwide Communications & Services:
Net sales, reported	$309,136	$317,787	(2.7)%
Planned Divestitures	(38,913)	(41,279)
Non-GAAP net sales, excluding Planned Divestitures	270,223	276,508	(2.3)%
Foreign exchange impact(a)	244	—
Less: Acquisitions	(12,157)	(964)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$258,310	$275,544	(6.3)%

Consolidated:
Net sales, reported	$1,006,927	$972,900	3.5%
Planned Divestitures	(155,516)	(159,645)
Non-GAAP net sales, excluding Planned Divestitures	851,411	813,255	4.7%
Foreign exchange impact(a)	339	—
Less: Acquisitions	(12,157)	(964)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$839,593	$812,291	3.4%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2019 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2018.

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended September 30,
	2019	2018	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$769,637	$737,957	4.3%
Less: Acquisitions	(3,595)	(964)
Non-GAAP net sales, excluding acquisitions	$766,042	$736,993	3.9%

International:
Net sales, as reported	$237,290	$234,943	1.0%
Planned Divestitures	(155,516)	(159,645)
Non-GAAP net sales, excluding Planned Divestitures	81,774	75,298	8.6%
Foreign exchange impact(a)	339	—
Less: Acquisitions	(8,562)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$73,551	$75,298	(2.3)%

Consolidated:
Net sales, as reported	$1,006,927	$972,900	3.5%
Planned Divestitures	(155,516)	(159,645)
Non-GAAP net sales, excluding Planned Divestitures	851,411	813,255	4.7%
Foreign exchange impact(a)	339	—
Less: Acquisitions	(12,157)	(964)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$839,593	$812,291	3.4%
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2019 into U.S. dollars using the average foreign exchange rates for the quarter ended September 30, 2018.

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended September 30, 2019
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and Divestiture costs(a)	Restructuring costs	Impact of Planned Divestitures	Non-GAAP measure
	in thousands, except per share data
Net sales	$1,006,927	$—	$—	$—	$—	$(155,516)	$851,411
Gross profit	112,099	—	—	—	—	(13,397)	98,702
Operating income	18,605	4,962	2,472	757	169	507	27,472
Other expense, net	3,024	—	—	—	—	(140)	2,884
Pre-tax income	15,581	4,962	2,472	757	169	647	24,588
Net income	11,530	3,746	1,869	757	128	444	18,474
Diluted EPS	$0.45	$0.15	$0.07	$0.03	$—	$0.02	$0.72

	Quarter ended September 30, 2018
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition costs (a)	Restructuring costs	Impact of Planned Divestitures	Non-GAAP measure
	in thousands, except per share data
Net sales	$972,900	$—	$—	$—	$—	$(159,645)	$813,255
Gross profit	112,215	—	—	—	—	(15,198)	97,017
Operating income	21,432	5,003	4,584	355	1,328	(49)	32,653
Other expense, net	2,208	—	—	—	—	167	2,375
Pre-tax income	19,224	5,003	4,584	355	1,328	(216)	30,278
Net income	14,322	3,798	3,487	355	955	(47)	22,870
Diluted EPS	$0.56	$0.15	$0.14	$0.01	$0.03	$—	$0.89

(a) Acquisition and divestiture costs are generally non-deductible for tax purposes.

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2019	2018
Return on invested capital ratio (ROIC), annualized (a)	9.6%	12.8%

Reconciliation of net income to EBITDA:
Net income (GAAP)	$11,530	$14,322
Plus: Interest expense	3,792	2,627
Plus: Income taxes	4,051	4,902
Plus: Depreciation and amortization	9,189	9,268
EBITDA (non-GAAP)	28,562	31,119
Plus: Change in fair value of contingent consideration	2,472	4,584
Plus: Acquisition and divestiture costs	757	355
Plus: Restructuring costs	169	1,328
Plus: Impact of Planned Divestitures	(76)	(486)
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$31,884	$36,900

Invested Capital Calculation
Equity – beginning of the quarter	$914,129	$866,376
Equity – end of the quarter	905,751	877,897
Plus: Change in fair value of contingent consideration, net of tax	1,869	3,487
Plus: Acquisition and divestiture costs	757	355
Plus: Restructuring, net of tax	128	955
Plus: Impact of Planned Divestitures, net of tax	444	908
Average equity	911,539	874,989
Average funded debt(b)	407,306	272,277
Invested capital (denominator for ROIC) (non-GAAP)	$1,318,845	$1,147,266

(a) Calculated as earnings before interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Announces First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Forecast for Quarter ending December 31, 2019
	Range Low	Range High
GAAP net sales, reported	$1,030,000	$1,090,000
Adjustments:
Net sales for Planned Divestitures	(150,000)	(150,000)
Non-GAAP net sales, excluding Planned Divestitures	$880,000	$940,000

GAAP diluted EPS	$0.54	$0.59
Adjustments:
Amortization of intangible assets	0.17	0.17
Change in fair value of contingent consideration	0.05	0.05
Impact of Planned Divestitures(a)	0.02	0.02
Other (restructuring costs and divestiture costs)	0.02	0.02
Non-GAAP diluted EPS	$0.80	$0.85

(a) Reflects operating results for Planned Divestitures and does not include any non-cash charges from write-downs or costs associated with a sale or liquidation of the businesses and their assets.